Exhibit 99.1
BIOHAVEN ANNOUNCES PRELIMINARY 4Q2021 AND FULL YEAR NET PRODUCT REVENUE FOR NURTEC ODT, MARKET LEADING NOVEL MIGRAINE THERAPY

- NURTEC® ODT achieved preliminary net product revenue of approximately $190 million for the fourth quarter of 2021

- Preliminary net product revenue for NURTEC ODT in 2021 totaled approximately $462 million

- NURTEC ODT continues its market leadership position as the #1 prescribed medicine among all new oral migraine therapies with over 1,375,000 prescriptions since launch

NEW HAVEN, Conn., Jan. 6, 2022 /PRNewswire/ -- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN), a biopharmaceutical company with a portfolio of innovative, late-stage product candidates, today announced preliminary net product revenue of NURTEC ODT (rimegepant) for the fourth quarter of 2021.

Based on preliminary unaudited financial information, the Company reported approximately $190 million in net product revenue from sales of NURTEC ODT in the fourth quarter of 2021 and approximately $462 million in net product revenue for 2021. There were no material changes in channel inventory days over the course of the year.

The foregoing information reflects the Company's estimate with respect to net product revenue for NURTEC ODT based on currently available information, which is preliminary and unaudited, is not a comprehensive statement of the Company's financial results and is subject to completion of the Company's financial closing procedures. The Company's final results, which will be issued upon completion of its closing procedures, may vary from these preliminary estimates.

Vlad Coric, M.D., Chairman and Chief Executive Officer of Biohaven commented, "NURTEC ODT has changed the treatment paradigm for migraine with its dual-acting, acute and preventive indications. NURTEC ODT established itself as the market leading novel migraine therapy in 2021 and generated an impressive $462 million in net product revenue for the year. The dual indications offer healthcare providers and their patients a single treatment they can customize to treat and prevent migraine attacks. We remain steadfast in our commitment to the migraine community to support programs that drive awareness of migraine and the importance of effective treatment to reduce disability."

Approximately 40 million people in the U.S. and more than one billion individuals worldwide suffer from migraine. Migraine is the third most prevalent illness in the world and the World Health Organization classifies migraine as one of the 10 most disabling medical illnesses.

BJ Jones, Chief Commercial Officer, Migraine & Common Disease, added, "Every day we hear from patients and healthcare providers about the benefits of using NURTEC ODT to help stop a migraine attack quickly and prevent the next one. The overwhelming number of patients that share the positive impact that NURTEC ODT has for them

Exhibit 99.1
continues to inspire our team to do more to help those suffering from migraine. Our team is dedicated to continuing to deliver NURTEC ODT to as many patients as possible, especially during times of stress in the pandemic.”

Nurtec® ODT
(rimegepant)
orally disintegrating tablets 75 mg

THE FIRST & ONLY MEDICATION PROVEN TO

TREAT & PREVENT MIGRAINES

biohaven™
pharmaceuticals
Ellie W.
Actual Nurtec® ODT Patient

Figure 1: NURTEC ODT 75 mg is the first and only migraine medication to be approved for both acute and preventive treatment.

NURTEC ODT 75 mg is the only migraine medication approved as a dual therapy for both acute and preventive treatment, and is the first oral CGRP receptor antagonist approved for the preventive treatment of migraine. NURTEC ODT targets a key driver of migraine by reversibly blocking CGRP receptors, thereby inhibiting the biologic cascade that results in a migraine attack. A single dose of NURTEC ODT can deliver fast pain relief with some patients returning to normal function by 60 minutes and has a lasting effect of up to 48 hours for many patients. NURTEC ODT can be taken up to once daily, up to 18 doses/month, as needed to stop migraine attacks or taken every other day to help prevent migraine attacks and reduce the number of monthly migraine days. NURTEC ODT does not have addiction potential and is not associated with medication overuse headache or rebound headache.

NURTEC ODT was approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine in February 2020 and for the preventive treatment of episodic migraine in May 2021 with commercial launch commencing within weeks of the approvals.

About Biohaven

Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's

Exhibit 99.1
NeuroinnovationTM portfolio includes FDA-approved NURTEC ODT (rimegepant) for the acute and preventive treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder, Alzheimer's disease, and spinocerebellar ataxia; and myeloperoxidase (MPO) inhibition for amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company's management. All statements, other than statements of historical facts, included in this press release regarding the Company's business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the preliminary nature of net product revenue for NURTEC ODT, commercialization and sales of NURTEC ODT and the potential approval and commercialization of other product candidates, the effect of the ongoing COVID-19 pandemic on Biohaven, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, including the need for any REMS or Advisory Committee meetings, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. The use of certain words, including "believe", "continue", "may", "on track", "expects" and "will" and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, and the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NURTEC ODT

NURTEC® ODT (rimegepant) is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in a quick-dissolve ODT formulation that is approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine with or without aura and the preventive treatment of episodic migraine in adults. The activity of the neuropeptide CGRP is thought to play a causal role in migraine pathophysiology. NURTEC ODT is a CGRP receptor antagonist that works by reversibly blocking CGRP receptors, thereby inhibiting the biologic activity of the CGRP neuropeptide. The recommended dose of NURTEC ODT is 75 mg, taken as needed, up to once daily to treat

Exhibit 99.1
or every other day to help prevent migraine attacks. For more information about NURTEC ODT, visit www.nurtec.com. The most common adverse reaction was nausea and abdominal pain/indigestion. Avoid concomitant administration of NURTEC ODT with strong inhibitors of CYP3A4, strong or moderate inducers of CYP3A or inhibitors of P-gp or BCRP. Avoid another dose of NURTEC ODT within 48 hours when it is administered with moderate inhibitors of CYP3A4.

Indication

NURTEC ODT orally disintegrating tablets is a prescription medicine that is used to treat migraine in adults. It is for the acute treatment of migraine attacks with or without aura and the preventive treatment of episodic migraine. It is not known if NURTEC ODT is safe and effective in children.

Important Safety Information

Do not take NURTEC ODT if you are allergic to NURTEC ODT (rimegepant) or any of its ingredients.

Before you take NURTEC ODT, tell your healthcare provider (HCP) about all your medical conditions, including if you:

•have liver problems,
•have kidney problems,
•are pregnant or plan to become pregnant,
•breastfeeding or plan to breastfeed.

Tell your HCP about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

NURTEC ODT may cause serious side effects including allergic reactions, including trouble breathing and rash. This can happen days after you take NURTEC ODT. Call your HCP or get emergency help right away if you have swelling of the face, mouth, tongue, or throat or trouble breathing. This occurred in less than 1% of patients treated with NURTEC ODT.

The most common side effects of NURTEC ODT were nausea (2.7%) and stomach pain/indigestion (2.4%). These are not the only possible side effects of NURTEC ODT. Tell your HCP if you have any side effects.

You are encouraged to report side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088 or report side effects to Biohaven at 1-833-4Nurtec.

Please click here for full Prescribing Information and Patient Information.

Exhibit 99.1
NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.

Neuroinnovation is a trademark of Biohaven Pharmaceutical Holding Company Ltd.

Biohaven Contact
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502